UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 17, 2022

STEWART INFORMATION SERVICES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-02658	74-1677330
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NO.)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1360 Post Oak Blvd, Suite 100, Houston, Texas 77056

(Address Of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2022, John Killea, Chief Legal Officer and Chief Compliance Officer of Stewart Information Services Corporation (the “Company”) informed the Company of his decision to retire effective in early 2023.

Also on October 17, 2022, the Company announced that it plans to appoint Elizabeth Giddens to serve as his successor. Ms. Giddens has been hired as Deputy Chief Legal Officer to work alongside Killea during his transition. The exact date of Mr. Killea’s retirement and Ms. Giddens’ appointment as an executive officer has not yet been determined.

Item 8.01 Other Events

On October 17, 2022, the Company issued a press release announcing Mr. Killea’s planned retirement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 and Exhibit 99.1 attached hereto are not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description

99.1	Press release of Stewart Information Services Corporation dated October 17, 2022, announcing retirement of John Killea
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION (Registrant)

By:	/s/ David C. Hisey
(David C. Hisey, Chief Financial Officer, Secretary and Treasurer)

Date: October 17, 2022